Exhibit 10.9
SUBSCRIPTION AGREEMENT
THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE INVESTOR SHOULD BE AWARE THAT HE WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
This SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of February 16, 2021, is by and between Intel Corporation (“Issuer”) and Patrick Gelsinger (“Executive”).
WHEREAS, the execution and delivery of this Agreement by Issuer and Executive is related to the Offer Letter, dated January 13, 2021, between Issuer and Executive (the “Offer Letter”), setting forth the terms of Executive’s employment and compensation.
WHEREAS, in accordance with the terms of the Offer Letter, (i) Executive has elected and desires to subscribe for shares of common stock, par value $0.001 per share, of Issuer (“Issuer Common Stock”), and (ii) Issuer desires to issue shares of Issuer Common Stock to Executive, each as more fully set forth herein.
NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, Issuer and Executive hereby agree as follows:
Article I.

PURCHASE AND SALE OF SHARES OF ISSUER COMMON STOCK
i..Subscription.
(1)At the Stock Subscription Closing (as defined below), Executive will, pursuant to the terms of this Agreement, deliver to Issuer by wire transfer of immediately available funds to an account previously designated in writing by Issuer an amount equal to $10,000,000.00 (such amount, the “Stock Subscription Consideration”) to subscribe for and purchase that number of shares of Issuer Common Stock rounded to the nearest whole number of shares having an aggregate value equal to the Stock Subscription Consideration at a price per share of Issuer Common Stock equal to the closing price of Issuer Common Stock on the Nasdaq Global Select Market on March 15, 2021 (that number of shares, the “Subscription Shares” and the purchase of the Subscription Shares, the “Subscription”); and
(2)Issuer shall cause the Subscription Shares to be issued to Executive immediately upon receipt of the Stock Subscription Consideration for credit to Executive’s account at Issuer’s transfer agent.

(3)The closing of the Subscription (the “Stock Subscription Closing”) shall take place on March 18, 2021 (i) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, California 94301 or (ii) remotely by exchange of documents and signatures (or their electronic counterparts).
ii..Stock Restrictions. Executive agrees that, for a period of six months after the date of this Agreement (the “Holdback Period”), Executive and his Affiliates may not sell, assign, hypothecate, pledge or otherwise transfer or encumber the Subscription Shares during the Holdback Period in any manner, except by will or the laws of descent and distribution, without the written consent of Issuer (as evidenced by a writing signed by Issuer’s General Counsel), and subject to any limitations imposed by Issuer (and set forth in the writing) (the “Transfer Restrictions”). Following the expiration of the Holdback Period, the Transfer Restrictions will lapse in their entirety without any further action by Executive or Issuer.
Article II.

REPRESENTATIONS AND WARRANTIES OF ISSUER
Issuer hereby represents and warrants to Executive as follows:
i..Organization; Authorization. Issuer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly and validly authorized by all necessary company action and has been duly and validly executed and delivered by Issuer and constitutes the valid and binding obligation of Issuer, enforceable against it in accordance with its terms. At the Stock Subscription Closing, Issuer will be a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
ii..Non-Contravention. Except for applicable filings under federal and state securities laws, the execution and delivery of this Agreement by Issuer and the consummation of the transactions contemplated hereby or thereby do not require Issuer to file any notice, report or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from, any governmental or regulatory authority of the United States, any State thereof or any foreign jurisdiction, and do not constitute a breach or violation of, or a default under, any provision of any mortgage, lien, lease, agreement, license, instrument, law, regulation, order, arbitration, award, judgment or decree to which Issuer is a party or by which its property is bound, in any such case which could prevent, materially delay or materially burden the transactions contemplated by this Agreement.
iii..Issuance of Shares. Upon issuance of the Subscription Shares to Executive at the Stock Subscription Closing, such Subscription Shares will represent duly authorized, validly issued, fully paid and non-assessable shares of Issuer Common Stock and Executive shall be the record owner of such Subscription Shares.

iv..Legend Removal.
(1)In connection with a sale or transfer of Subscription Shares by Executive in reliance on Rule 144 promulgated under the Securities Act, Executive (or Executive’s transferee) or his broker may deliver to the Issuer a customary broker representation letter regarding such sale. Upon receipt of such representation letter or in connection with a sale or transfer pursuant to an effective registration statement under the Securities Act, the Issuer shall, at it cost, promptly remove the notation, stop-transfer order or similar restrictions set forth in Section 3.5(c) and any restrictive legend set forth in Section 3.5(d) with respect to such sold or transferred Subscription Shares, including issuing a legal opinion of counsel to the Issuer to the Issuer’s transfer agent in connection therewith.
(2)At such time as Subscription Shares have been held by Executive (or Executive’s transferee) for more than six months year where Executive (or Executive’s transferee) is not, and has not been in the preceding three months, an affiliate of the Issuer (as defined in Rule 144 promulgated under the Securities Act), the Issuer shall, upon request of the Executive (or Executive’s transferee), at Issuer’s cost, take all steps necessary to promptly remove the notation, stop-transfer order or similar restrictions set forth in Section 3.5(c) and any restrictive legend set forth in Section 3.5(d), including issuing a legal opinion of counsel to the Issuer to the Issuer’s transfer agent in connection therewith, regardless of whether the request is made in connection with a sale or transfer or otherwise.
Article III.

REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF EXECUTIVE
Executive hereby represents, warrants and acknowledges to Issuer as follows:
i..Organization; Authorization. Executive has full legal capacity to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by Executive and constitutes the valid and binding obligation of Executive, enforceable against him in accordance with its terms.
ii..Non-Contravention. The execution and delivery of this Agreement by Executive and the consummation of the transactions contemplated hereby do not require Executive to file any notice, report or other filing with, or to obtain any consent, registration, approval, permit or authorization of or from, any governmental or regulatory authority of the United States, any State thereof or any foreign jurisdiction, and do not constitute a breach or violation of, or a default under, any provision of any mortgage, lien, lease, agreement, license, instrument, law, regulation, order, arbitration, award, judgment or decree to which Executive is a party or by which his property is bound, in any such case which could prevent, materially delay or materially burden the transactions contemplated by this Agreement; provided, however, that Executive does not make any representation or warranty in this Section 3.2 with respect to federal securities laws or state securities or “blue sky” laws.

iii..Certain Matters Relating to Executive’s Investment in the Shares.
(1)Executive is acquiring the Subscription Shares for investment purposes only and not with a view to, or for, distribution, resale or fractionalization thereof, in whole or in part, in each case under circumstances which would require registration thereof under the Securities Act, or any applicable state securities laws.
(2)Executive has not been given any oral or written information, representations or assurances by Executive or any representative thereof in connection with Executive’s acquisition of the Subscription Shares other than as contained in this Agreement, and Executive is relying on his own business judgment and knowledge concerning the business, financial condition and prospects of Issuer in making the decision to acquire the Subscription Shares. Executive acknowledges that no person has been authorized to give any information or to make any representation relating to the Subscription Shares or Issuer, other than as contained in this Agreement and, if given or made, information received from any person and any representation, other than as aforesaid, must not be relied upon as having been authorized by Issuer or any person acting on his behalf.
(3)Executive is an “accredited investor” as described in Rule 501(a) of Regulation D under the Securities Act, on the basis reflected on the copy of Exhibit A provided by Executive prior to or at the Stock Subscription Closing.
(4)Executive, either alone or with his advisors, has sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the acquisition of the Subscription Shares and has the capacity to protect his own interests in connection with such acquisition.
(5)Executive is able to bear the economic risk of his investment in the Subscription Shares for an indefinite period of time, including the risk of a complete loss of Executive’s investment in such securities. Executive acknowledges that the Subscription Shares have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or any applicable state securities laws or an exemption from such registration is available and that transfers of the Subscription Shares may be restricted by applicable state and non-U.S. securities laws.
(6)Executive and his advisors, if any, have been afforded the opportunity to examine all documents related to and, if applicable, executed in connection with the transactions contemplated hereby, which Executive or advisors, if any, have requested to examine.
(7)Executive acknowledges and agrees that the distribution of this Agreement or any other materials in connection with the Subscription does not constitute an offer to sell or the solicitation of an offer to buy in any state or other jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such state or jurisdiction and that such distribution and the offer and sale of the Interests in certain jurisdictions may be restricted by law.
(8)Other than as expressly set forth in this Agreement, no representations or warranties have been made to Executive, written or otherwise, concerning the Subscribed Shares, Issuer or its Subsidiaries (including Issuer from and after the Stock Subscription Closing). Issuer is not making, and Executive hereby specifically disclaims, any representation or warranty that is not expressly set forth in this Agreement, including regarding any pro forma financial information, budgets, estimates, projections, forecasts or other forward looking statements or business plans (including the reasonableness of any assumptions underlying such estimates, projections, forecasts, forward looking statements or business plans) with respect to Issuer or its Subsidiaries (including the Issuer from and after the Stock Subscription Closing) or any of their respective businesses.
iv..Executive’s Knowledge. Executive has a high degree of familiarity with the business, operations and current financial condition of Issuer and its subsidiaries.
v..Subscribed Shares Unregistered
vi... Executive acknowledges that Executive has been advised by Issuer that, and hereby represents and warrants to Issuer that, as of the date hereof and as of the Stock Subscription Closing:
(1)Executive is a resident of the State of California.
(2)Executive must continue to bear the economic risk of his investment in the Subscribed Shares unless such Subscribed Shares are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available.
(3)A notation shall be made in the appropriate records of Issuer and any certificate, if any, representing the Subscribed Shares, indicating that the Subscribed Shares are subject to restrictions on transfer and, Issuer will instruct its securities transfer agent to include appropriate stop-transfer instructions with respect to the Subscribed Shares.
(4)The Subscribed Shares shall be issued to Executive’s account at Issuer’s transfer agent and shall bear the following legend, until such time as the Subscribed Shares are sold or are freely salable under SEC Rule 144 without volume limitations or restrictions on the manner of sale or the public information requirements:
THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND OTHER APPLICABLE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE INVESTOR

SHOULD BE AWARE THAT HE WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
(5)Executive represents that he is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
Article IV.

MISCELLANEOUS
i..Governing Law and Jurisdiction.
(1)This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be exclusively governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of laws of another jurisdiction.
(2)Each of the parties (i) consents to submit itself to the exclusive personal jurisdiction and venue of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware) with respect to any suit (whether at law, in equity, in contract, in tort or otherwise) relating to or arising out of this Agreement or any of the transactions contemplated hereby, (ii) agrees to service of process in any such action in any manner prescribed by the laws of the State of Delaware and (iii) agrees that service of process upon such Party in any action or proceeding shall be effective if notice is given in accordance with Section 4.2 herein.
ii..Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to Issuer, addressed to Intel Corporation, 2200 Mission College Boulevard, Santa Clara, CA 95054, Attention: General Counsel, with a copy (which shall not constitute notice) to Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, CA 94301, Attention: Kenton J. King; if to Executive, at the address set forth on the signature page hereto underneath Executive’s name, or to such other persons or addresses as may be designated in writing by the party to receive such notice.
iii..Entire Agreement. This Agreement, the Offer Letter and other documents and instruments delivered in connection herewith or therewith (or otherwise referred to herein) (a) constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, and (b) are for the benefit only of the parties hereto and are not intended to create any obligations to, or rights in respect of, any persons other than the parties hereto.

iv..Amendments and Waivers. This Agreement may not be modified or amended except by a written instrument signed by Issuer and Executive. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach of the same or similar nature.
v..Assignment; Severability; Counterparts. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of each of the parties hereto. Any assignment by a party hereto requires consent of the other parties hereto except that any party may assign its rights and obligations hereunder to an Affiliate of such party. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
vi..Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by Executive, or by or on behalf of Issuer in connection with the transactions contemplated by this Agreement, shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of Issuer or Executive, the issue and sale of the Subscription Shares and the consummation of the Subscription.
[Signature pages follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first herein above written.

ISSUER:	INTEL CORPORATION

	By:	/s/Steve Rodgers
Name: Steve Rodgers
Title: General Counsel

[Signature Page to the Subscription Agreement]

EXECUTIVE:

/s/Patrick Gelsinger
Patrick Gelsinger

	Address	[**********]
[**********]

[Signature Page to the Subscription Agreement]

EXHIBIT A
Executive’s Full Name: Patrick Paul Gelsinger
Country of Residence: USA
Residency Address: [**********]
The following are “accredited investors” for purposes of the offering of the Subscription Shares. Please place a checkmark in the box next to any categories that apply to you1:
[x]    (a)    A natural person whose individual net worth,2 or joint net worth with that person’s spouse, at the time of purchase exceeds $1,000,000.
[x]    (b)    A natural person who had an individual income3 in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.
[ ]    (c)    A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who either alone or with his or her purchaser representative has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this definition.
[ ]    (d)    An entity in which all of the equity owners are accredited investors meeting one or more of the tests under subparagraphs (a) - (c).
1     We have omitted certain other categories included within the definition of “accredited investor” which are not likely to apply to Executive.
2     The term “net worth” means a person’s assets minus liabilities, provided that the value of such person’s primary residence, as well as the amount of any indebtedness secured by the primary residence up to the fair market value of the primary residence, shall be excluded from the calculation of net worth. Indebtedness secured by the primary residence in excess of the value of the primary residence shall be considered a liability for purposes of determining net worth.
3     For all investors, the term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax exempt under section 103 of the Internal Revenue Code of 1986, as amended; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under section 611 et seq. of the Internal Revenue Code of 1986, as amended.